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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AvalonBay Communities, Inc. (formerly Bay Apartment Communities, Inc.) on Form S-8 (File No. 333-16837) of our report dated March 25, 1998, on our audit of the financial statement of the Bay Apartment Commmunities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 1997, which report is included in this Current Report on Form 11-K.

                                   /s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
March 27, 2000